EXHIBIT 99.1

PRESS RELEASE

Monadnock Bancorp, Inc.	603.924.9654
1 Jaffrey Road	www.monadnockbank.com
Peterborough, NH 03458

FOR IMMEDIATE RELEASE

For Additional Information Contact:
Karl F. Betz, SVP, CFO & Treasurer (603) 924-9654
kbetz@monadnockbank.com

Monadnock Bancorp, Inc. Announces Fourth Quarter and Year End Results

Peterborough, New Hampshire - January 16, 2009 - Monadnock Bancorp, Inc. (over-the-counter bulletin board: MNKB), the holding company for Monadnock Community Bank announced net income of $4,000 and $72,000, respectively, for the three months and year ended December 31, 2008 compared with a net loss of $6,000 and net income of $83,000, respectively, for the three months and year ended December 31, 2007. Basic and diluted earnings per share available to common shareholders were $0.00 and $0.06, respectively, for the three months and year ended December 31, 2008 compared with $(0.01) and $0.07, respectively, for the three months and year ended December 31, 2007. Book value per common share and tangible book value per common share were $7.76 and $7.61, respectively, at December 31, 2008 compared with $7.68 and $7.52, respectively, at December 31, 2007.

During the fourth quarter of 2008, the Company completed a $1.834 million Capital Purchase Program (CPP) transaction with the U.S. Treasury. The CPP is part of the U. S. Treasury's Troubled Asset Relief Program authorized under the Emergency Economic Stabilization Act of 2008 to stabilize the U. S. financial system. The Company sold Preferred stock to the U. S. Treasury in exchange for the capital injection. The additional capital from this Preferred Stock issuance allowed the Company to increase total assets by $16.8 million, or 15.2%, to $127.6 million at December 31, 2008 from $110.8 million at September 30, 2008. The Company purchased $16.0 million of net mortgage-backed securities during the fourth quarter of 2008 while funding this leverage primarily with FHLB advances and Federal Reserve borrowings, which totaled $11.8 million in order to take advantage of positive interest rate spreads.

The increase in earnings for the three months ended December 31, 2008 compared with the same period a year earlier was primarily attributable to an increase in net interest and dividend income of $62,000, a decrease in the provision for loan losses of $25,000, partially offset by an increase in noninterest expense of $38,000, a decrease in noninterest income of $35,000 and an increase in income tax expense of $4,000.

The decrease in earnings for the year ended December 31, 2008 compared with a year earlier was primarily attributable to an increase in noninterest expense of $357,000, an increase in the provision for loan losses of $44,000, partially offset by an increase in net interest and dividend income of $303,000, an increase in noninterest income of $75,000 and a decrease in income tax expense of $13,000.

Net interest and dividend income increased $62,000, or 9.1%, to $747,000 for the three months ended December 31, 2008 compared to $685,000 for the three months ended December 31, 2007. This increase reflected a $68,000, or 7.6% decrease in interest expense, partially offset by a $6,000 decrease in interest and dividend income. The interest rate spread was 2.29% for the three months ended December 31, 2008 compared to 2.15% for the three months ended December 31, 2007. The net interest margin for the three months ended December 31, 2008 was 2.65% compared to 2.67% for the same period a year ago. The increase in interest rate spread for the three months ended December 31, 2008 compared with the same period a year ago was due to a decrease in the average cost of our interest-bearing liabilities by 71 basis points to 3.31% for the three months ended December 31, 2008 from 4.02% for the three months ended December 31, 2007. This was partially offset by a 57 basis point decrease in the average yield of our interest-earning assets to 5.60% for the three months ended December 31, 2008 from 6.17% for

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the three months ended December 31, 2007. The decrease in our average cost on interest-bearing liabilities as well as the decrease in the average yield on our interest-earning assets was primarily due to the Federal Reserve's decision to lower the Federal Funds rate by 400 basis points since December 2007.

Net interest and dividend income increased $303,000, or 11.7%, to $2.9 million for the year ended December 31, 2008 compared to $2.6 million for the year ended December 31, 2007. The increase reflected a $335,000, or 5.6% increase in interest and dividend income, offset by a $33,000, or 1.0%, increase in interest expense. The increase in net interest and dividend income of $303,000 was primarily due to an increase in the average balance of interest-earning assets by $12.6 million, or 12.8%, from $98.1 million for the year ended December 31, 2007 to $110.7 million for the year ended December 31, 2008. This was partially offset by an increase in the average balance of interest-bearing liabilities of $13.7 million, or 16.2%, from $84.6 million for the year ended December 31, 2007 to $98.2 million for the year ended December 31, 2008. The interest rate spread was 2.21% and 2.08% for the year ended December 31, 2008 and 2007, respectively. The net interest margin was 2.60% and 2.63% for the year ended December 31, 2008 and 2007, respectively. The increase in the interest rate spread for the year ended December 31, 2008 compared with a year ago was primarily due to a decrease in the average cost of our interest-bearing liabilities by 54 basis points to 3.54% for the year ended December 31, 2008 from 4.08% for the year ended December 31, 2007, partially offset by a decrease of 40 basis points in the average yield of our interest-earning assets to 5.75% for the year ended December 31, 2008 from 6.15% for the year ended December 31, 2007. The decrease in our average cost on interest-bearing liabilities as well as the decrease in the average yield on our interest-earning assets was primarily due to the Federal Reserve's decision to lower the Federal funds rate by 400 basis points since December 2007.

The provision for loan losses was $28,000 for the three months ended December 31, 2008 compared with $53,000 for the three months ended December 31, 2007. The decrease in the provision for loan losses for the three months ended December 31, 2008 compared with the three months ended December 31, 2007 was due to a decrease in the level of net charge-offs of $25,000 as well as a decrease in net loan activity of $2.5 million.

The provision for loan losses was $156,000 for the year ended December 31, 2008 compared with $112,000 for the year ended December 31, 2007. The increase in the provision for loan losses was primarily due to an increase in the level of net charge-offs of $133,000 for the year ended December 31, 2008 compared with $61,000 for the year ended December 31, 2007. In addition, the increase in the provision was necessary due to additional weakness we identified in a commercial loan for a retail sporting goods establishment for the year ended December 31, 2008. The increase in the provision for loan losses was partially offset by the classification of certain loans into more favorable risk ratings during 2008 due to the seasoning of real estate owner-occupied first mortgage loans. The allowance for loan losses as of December 31, 2008 was maintained at a level that represents management's best estimate of losses inherent in the loan portfolio. Although we believe that we have established the allowance for loan losses at levels to absorb probable and estimable losses, future additions or deductions may be necessary if economic or other conditions in the future differ from the current environment.

Noninterest income decreased $35,000, or 26.1%, to $99,000 for the three months ended December 31, 2008 from $134,000 for the three months ended December 31, 2007. The decrease was primarily attributable to net gains on sales of available-for-sale securities of $29,000 for the three months ended December 31, 2008 compared with $60,000 of such sales for the three months ended December 31, 2007.

Noninterest income increased $75,000, or 21.2%, to $428,000 for the year ended December 31, 2008 from $353,000 for the year ended December 31, 2007. The increase was primarily attributable to net gains on sales of available-for-sale securities of $125,000 for the year ended December 31, 2008 compared with $76,000 of such sales for the year ended December 31, 2007, an increase in income related to debit, credit and ATM transactions as well as an increase in net servicing income for the year ended December 31, 2008 compared with the same period in 2007.

Noninterest expense increased $38,000, or 4.9% to $809,000 for the three months ended December 31, 2008 compared with $771,000 for the three months ended December 31, 2007. Salaries and employee benefits expense increased $34,000 from $369,000 for the three months ended December 31, 2007 to $403,000 for the three months ended December 31, 2008. The increase in salaries and employee benefits expense related to salary increases and an increase in the level of full-time equivalents to 27.5 for the quarter ended December 31, 2008 from 25 for the quarter ended December 31, 2007. All other expenses increased by $4,000 to $406,000 for the three months ended

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December 31, 2008 from $402,000 for the three months ended December 31, 2007. Increases in all other expenses for the three months ended December 31, 2008 compared with the three months ended December 31, 2007 were attributable to higher legal expenses for nonperforming assets as well as costs incurred for the CPP program.

Noninterest expense increased $357,000, or 13.4% to $3.0 million for the year ended December 31, 2008 compared with $2.7 million for the year ended December 31, 2007. Salaries and employee benefits expense increased $154,000 from $1.4 million for the year ended December 31, 2007 to $1.5 million for the year ended December 31, 2008. The increase in salaries and employee benefits expense related to an increase in staffing for the commercial lending area, salary increases, an increase in benefit costs for medical coverage, increases related to stock benefit plans for executives and employees, partially offset by an increase in the deferrals of loan origination costs. Other increases in noninterest expense related to an increase of $80,000 in other expenses, a $49,000 increase in data processing costs and a $41,000 increase in other real estate owned and collection expense. The increase in other expenses related to higher Federal Deposit Insurance Corporation assessment premiums in 2008 compared with 2007, additional ongoing expenses related to the Rewards Checking product as well as increased expenses for Directors related to fees and stock benefit plans. The increase in data processing costs related to increased service bureau costs as well as computer related costs due to internal controls compliance under Sarbanes-Oxley and other technical support costs.

Our net loan portfolio grew by $6.7 million, or 10.5%, to $70.7 million at December 31, 2008 from $64.0 million at December 31, 2007. Loan growth during the year ended December 31, 2008 was primarily concentrated in commercial and commercial real estate loans which grew $3.4 million and $2.5 million, respectively. Other significant loan increases for the year ended December 31, 2008 were in consumer loans of $766,000, home equity loans of $623,000 and one- to four-family residential loans of $562,000 which was partially offset by a decrease in construction and land development loans of $571,000 and multifamily real estate loans of $597,000. Total deposits decreased $3.0 million to $61.8 million at December 31, 2008 from $64.8 million at December 31, 2007. Interest-bearing deposits decreased $2.3 million to $57.2 million at December 31, 2008 from $59.5 million at December 31, 2007, while noninterest-bearing deposits decreased $760,000 during the year ended December 31, 2008. The decrease in interest-bearing deposits was primarily due to a decrease in time certificates of $8.1 million, partially offset by an increase in NOW accounts of $6.2 million. The decrease in time certificates was due to a $2.7 million decrease in time certificates over $100,000 as well as customers transferring these deposits to other deposit products and interest rate sensitive customers leaving due to competitive rates being offered elsewhere. The increase in NOW accounts during the year ended December 31, 2008 was due to the implementation of our Rewards Checking account product in the fourth quarter of 2007. Rewards Checking accounts increased $7.2 million during the year ended December 31, 2008 and totaled $10.6 million at December 31, 2008. Federal Home Loan Bank advances and other borrowings increased $23.6 million to $54.1 million at December 31, 2008 from $30.5 million at December 31, 2007. The increase in FHLB advances and other borrowings was used primarily to purchase net investment securities and FHLB stock totaling $15.5 million during 2008 as well as to fund net loan growth.

Total nonperforming assets increased $761,000 to $1.0 million or 0.81% of total assets at December 31, 2008 compared with $270,000 or 0.26% of total assets at December 31, 2007. The increase in nonperforming assets was primarily attributable to the following: 1) a commercial loan relationship secured by an inn for $474,000 which was transferred to other real estate owned at the end of the second quarter of 2008 and 2) a commercial loan relationship secured by a convenience store and gas station being placed on nonperforming status at the end of the third quarter of 2008.

President and Chief Executive Officer William M. Pierce, Jr. said, "We are pleased to be a part of the CPP program which will allow us to continue our growth strategy and further support individuals and businesses in our local market areas. We believe that the CPP will allow us to improve our franchise and shareholder value over the long term." For additional information visit www.monadnockbank.com.

FORWARD-LOOKING STATEMENTS:

Statements contained in this news release that are not historical facts may constitute "forward-looking statements" (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act Of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict

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results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, economic conditions in the state of New Hampshire and Massachusetts, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, fiscal policies of the New Hampshire and Massachusetts State Government, the quality or composition of our loan or investment portfolios, demand for loan products, competition for and the availability of loans that we purchase for our portfolio, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines, acquisitions and the integration of acquired businesses, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

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